UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2011

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 Harrison Street, Suite 315A, Hoboken, New Jersey 07030
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 1-800-689-3939

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.

On December 6, 2011, we issued an aggregate of 615,600 units of our company to two investors at a price of $1.25 per unit for gross proceeds of $769,500. Each unit is comprised of one share of our common stock and one half of one share purchase warrant. One whole share purchase warrant is exercisable into one share of our common stock at an exercise price of $2.00 per share until December 6, 2012.

In connection with the issuance of the units, we paid $57,000 in finders fees to one individual for facilitating the private placement.

We issued the securities to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

A copy of the form of subscription agreement is attached as exhibit 10.1 to this current report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of subscription agreement for units (Offshore purchasers)

99.1	December 7, 2011 news release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

“Harvey Lalach”
Harvey Lalach
President, Chief Operating Officer, Interim CFO and Director
Date: December 7, 2011